Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made by and between Global Graphene Group, Inc., a Delaware corporation (“Contributor”), and Honeycomb Battery Company, an Ohio corporation and wholly owned subsidiaryw of Contributor (“Assignee”), and is effective as of February 2, 2024. Contributor and Assignee are sometimes collectively referred to hereafter as the “Parties” and each individually as a “Party”.

WHEREAS, Contributor is in the process of selling (the “Sale”) its business of researching, developing and manufacturing battery components and materials, batteries, and related energy storage products, all for the automotive electric vehicle and other markets (as conducted by Contributor and its Subsidiaries, the “Business”), pursuant to a Merger Agreement, by and among Assignee, Nubia Brand International Corp., a Delaware corporation, and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Parent (the “Merger Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement).

WHEREAS, prior to the Sale, Contributor is required to contribute and transfer all of its right, title and interest in, to and under those assets set forth in Section 1 (collectively, the “Contributed Assets”) and the Assumed Liabilities (as hereinafter defined) to Assignee (collectively, the “Contribution”).

WHEREAS, in connection with the Sale, Contributor and Assignee shall enter into that certain Shared Services Agreement, dated as of the date hereof (the “Shared Services Agreement”).

WHEREAS, for U.S. federal and applicable state income tax purposes, the Parties hereto intend that the Contribution shall qualify either as a transaction described in Section 351(a) of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”).

WHEREAS, Assignee desires to accept the Contributed Assets and the Assumed Liabilities to be transferred to it hereunder.

NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the undersigned, intending to be legally bound, agree as follows:

1. Transfer to Assignee. Contributor hereby irrevocably contributes, transfers, grants, conveys, assigns and delivers to Assignee all of Contributor’s right, title and interest in, to and under all of the following assets (other than Retained Assets (as hereinafter defined)), including the following types of assets, free and clear of all Liens (other than Permitted Liens), to have and to hold the same unto Assignee, its successors and assigns, forever:

a. all right, title and interest with respect to the real property set forth on Schedule 1 attached hereto;

b. all tangible personal property, including all equipment, machinery, furniture, fixtures (and all lease rights associated with any of the foregoing to the extent legally assignable) set forth on Schedule 2 attached hereto;

c. all right, title and interest with respect to all Intellectual Property used in the Business, including the Patents and related Intellectual Property set forth in the Patent Assignment (as defined below);

d. all right, title and interest under all Contracts set forth on Schedule 3 attached hereto;

e. all accounts receivable, trade receivables, notes receivable, contingent rights, deposits, advances and other receivables and all bank or savings accounts set forth on Schedule 4 attached hereto;

f. all rights of the Contributor in and to any Permits relating to the Business, to the extent assignable;

g. 100% of the issued and outstanding stock of Angstron Energy Company, an Ohio corporation and wholly owned subsidiary of Contributor; and

h. all warranties, indemnities or other rights and causes of action relating to the Contributed Assets.

Assignee hereby accepts the sale, transfer, conveyance, assignment and delivery of all of the foregoing Contributed Assets.

2. Retained Assets. All assets, properties and rights of Contributor other than the Contributed Assets (including, for the avoidance of doubt, all employees, Plans and any assets held thereunder) (collectively, the “Retained Assets”) shall be retained by Contributor are not being contributed or assigned hereunder.

3. Assumption of Liabilities. Subject to the terms and conditions set forth herein, Assignee hereby assumes and agrees to pay, perform and discharge when due any and all liabilities and obligations of Contributor arising out of or relating to the Contributed Assets as utilized in the Business that first arise after the effective date of the Contribution and any of those liabilities that are reflected in the balance sheet of the Business on the effective date of the Contribution, as long as the liabilities reflected in such balance sheet are consistent with past practice (as (the “Assumed Liabilities”). Assignee shall not assume and shall not be responsible to pay, perform or discharge any liabilities of Contributor of any kind or nature whatsoever other than the Assumed Liabilities including (without limitation) (i) Tax liabilities of Contributor for any taxable period (or portion thereof) ending on or prior to the date hereof, including any liabilities arising from or relating to the Federal Tax Lien filed against Contributor under File #2020-00063210 however assessed (“Excluded Tax Liabilities”) and (ii) any liabilities of Contributor relating to or arising out of the Retained Assets. For the avoidance of doubt, liabilities arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall be allocated as set forth in Section 11.5 of the Merger Agreement.

4. Covenants Regarding Certain Intellectual Property. Contributor hereby covenants that it will not directly or indirectly, commence, maintain, or prosecute any action or proceeding in, of, or before any court of competent jurisdiction against Assignee based upon an assertion of direct or indirect patent infringement of any claim of any of the patents identified on Schedule 6 (the “G3 Special Patents”) by any product manufactured, used, offered for sale, sold, imported, or otherwise transferred by Assignee or by any method or process used by Assignee in manufacturing a product.  Assignee covenants not to directly or indirectly, commence, maintain, or prosecute any action or proceeding in, of, or before any court of competent jurisdiction or applicable governmental patent or intellectual property office asserting that any claim of any of the G3 Special Patents is in any way invalid or unenforceable. The parties hereto agree and acknowledge that a license agreement will be entered into whereby Assignee will receive a royalty-free, non-exclusive license to the G3 Special Patents.

5. Tax Treatment. For U.S. federal income tax purposes, the Contribution is intended to qualify for the Intended Tax Treatment. The Parties to this Agreement hereby agree to file and retain such information as shall be required under Treasury Regulation Section 1.351-3. No Party shall (and no Party shall permit or cause its respective Affiliates to) take any action, or fail to take any action, that could reasonably be expected to cause the Contribution to fail to qualify for the Intended Tax Treatment. The Parties intend to report and, except to the extent otherwise required by a change in law, shall report, for U.S. federal income tax purposes, the Contribution in accordance with the Intended Tax Treatment, unless otherwise required by a “determination” (within the meaning of Section 1313(a) of the Code (or any comparable provisions of state, local or non-U.S. Law)). Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any taxing authority.

6. Representations and Warranties.

a.	Each Party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and its entry into and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action. This Agreement has been duly executed and delivered by each Party and, assuming the due authorization, execution and delivery by each of the other Parties hereto, this Agreement shall constitute a legal, valid and binding obligation of the Parties, enforceable against Party in accordance with its terms, subject to the Enforceability Exceptions.

b.	The execution and delivery of this Agreement and the performance of and compliance with the terms of this Agreement such Party does not (i) conflict with or violate the terms, conditions or provisions of such Party’s organizational documents, (ii) constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which such Party is a party or (iii) violate any judgment, decree or order of any court or any order or regulation of any governmental agency having jurisdiction over such Party or its assets or the businesses undertaken by it (except for such conflicts, breaches, violations, and defaults which would not have a material adverse effect on its ability to perform its obligations under this Agreement).

c.	The Contributor has good and valid title in and to, or in the case of the Leases and the assets that are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets that constitute the Contributed Assets. None of the Contributed Assets are subject to any Lien other than Permitted Liens.

d.	With respect to the 1235 McCook Property, other than as set forth in the Shared Services Agreement, Contributor hereby represents and warrants as of the date hereof and as of immediately prior to the Contribution as follows: (i) the Contributor has good and marketable fee simple title to the 1235 McCook Property, free and clear of all Liens, except for Permitted Liens, (ii) there are no leases, subleases, licenses, or other agreements entered into by the Contributor granting to any Person the right of use or occupancy of any portion of the 1235 McCook Property, except for those constituting Permitted Liens, (iii) the Contributor has not received written notice of any, violation of or default under (including any condition that with the passage of time or the giving of notice would cause such a violation or default under) any restrictive covenants or contract affecting the 1235 McCook Property; (iv) the Contributor has delivered to Assignee true, correct and complete copies of all vesting deeds, title insurance policies and exception documents, surveys, zoning reports and similar reports to the extent in its possession or control, (v) the Contributor is in exclusive possession of 1235 McCook Property and has all easements, licenses, permits or other rights required by applicable law for the current use and occupancy of 1235 McCook Property and as are necessary for the conduct of the business of the Contributor thereon as currently conducted by the Contributor.

e.	Except for the representations and warranties relating to title set forth in Section 5(c) and the representation and warranties related to the 1235 McCook Property set forth in Section 5(d) above, Assignee understands, acknowledges and agrees that it is accepting the Contributed Assets in their “AS IS” “WHERE IS” condition, without representations or warranties of any kind, whether express or implied, statutory or at common law, including (without limitation), the implied warranties of merchantability and fitness for a particular purpose, which Contributor expressly disclaims.

7. Conveyance Instruments. Contributor and Assignee covenant and agree to take such actions and do such things as reasonably requested by the other Party, including (without limitation) to execute and deliver, or cause to be executed and delivered, all such further deeds, assignments, stock transfer powers, agreements, instruments and documents evidencing or confirming the sale, assignment and transfer to Assignee of the Contributed Assets, including a bill of sale with respect to the transfer of any tangible personal property and an assignment and assumption agreement.

8. Further Assurances. From and after the date hereof, each Party shall use its commercially reasonable efforts to, from time to time, execute and deliver (or cause to be executed and delivered) such other documents, certificates, agreements and other writings (without additional consideration), and take such other actions as may be reasonably necessary or reasonably requested by the other Party in order to consummate, evidence or implement expeditiously the transactions contemplated by this Agreement and the documents contemplated hereby. In furtherance of the foregoing, promptly following the date hereof, Contributor will cause all bank accounts in the name of Contributor set forth on Schedule 4 to be transferred to Assignee (and change all authorized signatories on such accounts to those designated by Assignee). Contributor shall further use commercially reasonable efforts to obtain all required consents, permits and approvals from parties to any Contracts set forth on Schedule 3 in form, and upon terms and conditions, reasonably satisfactory to Assignee.

9. Limited Power of Attorney. Contributor hereby constitutes and appoints Assignee the true and lawful attorney of Contributor, with full power of substitution, in the name of Assignee: (a) to demand and receive from time to time any and all of the Contributed Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (b) to change the authorized signatories on the Contributed Account and to change the owner/beneficiary thereof; (c) to institute, prosecute, compromise and settle any and all actions or proceedings that Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Contributed Assets; (d) to defend or compromise any or all actions or proceedings in respect of any of the Contributed Assets; and (e) to do all such acts and things in relation to the matters set forth in the preceding clauses (a) through (d) as Assignee shall deem desirable. Contributor hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

10. Employee Matters. On or before the Closing Date, Contributor shall terminate the employment of the individuals set forth on Schedule 5 attached hereto, and Assignee shall offer employment to those individuals on substantially the same terms as of immediately prior to the Closing Date.

11. Patent Assignment Agreement. To effect the transfer of the Patents the Contributor has delivered to Assignee, the Patent Assignment, dated as of February 8, 2023 (the “Patent Assignment”).

12. Limited Indemnity. Contributor shall indemnify, defend, and hold harmless Parent, the Assignee and their respective officers, directors, employees, affiliates, agents, and representatives from and against all losses, liabilities, claims, damages, actions, judgments, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) (“Damages”) arising out of or in connection with the Excluded Tax Liabilities. Assignee shall be entitled to recover any such Damages first, by offsetting the amount of any Damages from the Holdback Shares pursuant to Section 3.5 of the Merger Agreement and second, directly from the Contributor.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of, and not the conflicts of laws provisions of, the State of Delaware, except that all disputes concerning patents, including inventorship shall be governed by U.S. patent law.

14. Miscellaneous. This Agreement may be executed in any number of counterparts (including by way of electronic transmission), each of which will be deemed an original, but all of which together will constitute one and the same instrument. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part has been severed and deleted.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Contribution Agreement to be duly executed, as of the day and year first written.

CONTRIBUTOR

GLOBAL GRAPHENE GROUP, INC.

By:	/s/ Bor Jang
Name:	Bor Jang
Title:	CEO

ASSIGNEE

HONEYCOMB BATTERY COMPANY

By:	/s/ Bor Jang
Name:	Bor Jang
Title:	CEO

[Signature Page to Contribution Agreement]

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